Exhibit 4
INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA 00
00,000 .
MUST HAVE, INC. 10,000,000 SHARES, NO PAR VALUE COMMON STOCK
This is to Certify that [name] is the owner of
***************************** fully paid and
non-assessable shares of the above Corporation transferable only on the books of the surrender of this Certificate properly endorsed.
—Dated
[Date]
Secretary President
I;

Witness, the seal of the corporation and the signaturesof its duly authorized officers.
Act. JT TEN — as joint tenants with right of (State)
survivorship and not as tenants In common Additional abbreviations may also be used though not in the above list
For value received___hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises. Dated ___
In presence of